U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2010

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

537 Stevenson Street, San Francisco, California 94103

(Address of U.S. principal executive offices)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

U.S. (415) 575-9700, Europe 34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 16, 2010, the Company’s Board of Directors selected Mr. Jan Jensen to fill the vacancy on the Board created by the resignation of Johan Carlberg, to serve until his successor is elected at the 2010 Annual Meeting, and to serve on the Audit Committee. Mr. Jensen was also nominated by the Board of Directors as a director nominee at the 2010 Annual Meeting, in substitution for Johan Carlberg. For additional information regarding the Annual Meeting, see Item 5.07 below.

Item 5.07	Submission of Matters to a Vote of Securityholders

The Company held its Annual Meeting of Shareholders on November 18, 2010, in Barcelona, Spain. Two proposals were presented at the Meeting for approval: to elect six directors and to ratify the appointment of BDO Audiberia S.L. as the Company’s independent registered public accountants for the fiscal year ended December 31, 2010. Following the closing of the polls, the Annual Meeting was continued to a later time in order to allow the Inspector of Elections to tabulate the votes and issue his final report certifying the results. The Company will announce the results of the voting following receipt of the Inspector of Election’s Report, which is not expected to be completed until at least November 29, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: November 22, 2010	/S/ JOHAN GILLBORG
Johan Gillborg,
Chief Financial Officer

3